Exhibit 71

SCHEDULE A-3

Schedule A-3 is amended and restated as follows:

Directors and Executive Officers of Deutsche Telekom AG

The following tables I and II set forth the names, business addresses and present principal occupation of each director and executive officer of Deutsche Telekom AG. Unless otherwise noted, each of the persons listed below is principally employed by Deutsche Telekom AG and is a citizen of the Federal Republic of Germany. During the last five years, to the best of each Reporting Person’s knowledge, no person on this table has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding such person is or was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

I.   Board of Management

Name	Business Address	Present Principal Occupation
Timotheus Höttges	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Chairman of the Board
Dr. Feri Abolhassan Pur-Moghaddam	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for T-Systems
Birgit Bohle	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Human Resources and Legal Affairs, Labor Director
Rodrigo Diehl†	Landgrabenweg 149 Bonn, Germany 53227	Board Member for Germany
Dr. Christian P. Illek	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Finance (CFO) & Board Member Product and Technology
Thorsten Langheim	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for USA and Group Development
Dominique Leroy *	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Board Member for Europe

† = citizen of Argentina and Germany

* = citizen of Belgium

 II.  Supervisory Board

Name	Business Address	Present Principal Occupation
Dr. Frank Appel (Chairman)	Friedrich-Ebert-Allee 140, Bonn, Germany 53113	Former CEO Deutsche Post AG, Bonn
Odysseus D. Chatzidis *	Friedrich-Ebert-Allee 140 Bonn, Germany 53113	Chairman of the Deutsche Telekom European Works Council, Bonn
Eric Daum	Friedrich-Ebert-Allee 140, Bonn, Germany 53113	1st Deputy Chairman of the Group Works Council at Deutsche Telekom AG, Bonn
Dr. Thomas Dohmke	Bellevue, Washington, USA	Co-founder and CEO of Entire Inc., Bellevue, Washington, USA
Rachel Empey ⁱ	Scharderhohlweg 45, Königstein im Taunus, Germany 61462	Former Member of the Board of Management of Fresenius Management SE, Bad Homburg vor der Höhe
Constantin Greve	Friedrich-Ebert-Allee 140, Bonn, Germany 53113	Chairman of the Works Council of Deutsche Telekom AG, Bonn
Dr. Philipp Herzig	Konrad-Zuse-Ring 10, Potsdam, Germany 14469	Chief Technology Officer and member of the extended Board of Management of SAP SE, Walldorf
Natalie Knight ⁰	29118 N 69th Place, Scottsdale, AZ 85266, Arizona, USA	Former Member of the Board of Directors of Stellantis N.V., Hoofddorp, Netherlands
Petra Steffi Kreusel	Flughafengeb. 234 HBK25, Frankfurt am Main, Germany 60549	Senior Vice President, Customer & Public Relations at Deutsche Telekom Geschäftskunden GmbH, Bonn, Group Representative for Digital Education and Schools at Deutsche Telekom AG, Bonn, Chairwoman of the Company Spokespersons’ Committee at Deutsche Telekom Geschäftskunden GmbH, Bonn, Deputy Chairwoman of the Group Spokespersons’ Committee of Deutsche Telekom AG, Bonn.
Harald Krüger	Schulstraße 43, Gräfelfing, Germany 82166	Managing Partner of KC&C GmbH, Gräfelfing, and former Chairman of the Management Board of Bayerische Motoren Werke Aktiengesellschaft, Munich
Kerstin Marx	Friedrich-Ebert-Allee 140, Bonn, Germany 53113	Chairwoman of the Group Works Council of Deutsche Telekom AG, Bonn

Name	Business Address	Present Principal Occupation
Dr. Reinhard Ploss	Hans-Durach-Str. 4, Unterhaching, Germany 82008	Chairman of the Supervisory Board of Knorr-Bremse AG, München and former Chairman of the Board of Management of Infineon Technologies AG, Neubiberg
Stefan Ramge**	Wilhelmstraße 97, Berlin, Germany 10117	Director-General responsible for Federal Holdings, Federal Real Estate, and Privatizations at the Federal Ministry of Finance, Berlin
Frank Sauerland	Paula-Thiede-Ufer 10, Berlin, Germany 10179	Head of Fundamental Collective Bargaining Policy, ICT, Federal Division A at the ver.di’s Federal Executive Board, Berlin
Christoph Schmitz-Dethlefsen (Deputy Chairman)	Paula-Thiede-Ufer 10, Berlin, Germany 10179	Member of the federal executive board ver.di federal administration, Berlin
Susanne Schöttke	Hüxstr. 1, Lübeck, Germany 23552	Head of State District North ver.di, Lübeck
Nicole Seelemann-Wandtke	Kronshagener Weg 105, Kiel, Germany 24116	Member of the Works Council of the Consumer unit at Telekom Deutschland GmbH, Bonn
Margret Suckale	Hochfeldstratße 4b, Tegernsee, Germany 83684	Former member of the Board of Management of BASF SE, Ludwigshafen
Karin Topel	Querstraße 1, Leipzig, Germany 04103	Chairwoman of the Works Council at Deutsche Telekom Technik GmbH, Bonn, Technical Branch Office, Eastern District
Stefan B. Wintels	Palmengartenstrasse 5-9, Frankfurt am Main, Germany 60325	CEO KfW, Frankfurt am Main

* = citizen of Greece

ⁱ = citizen of the United Kingdom and Germany

⁰ = citizen of the United States of America

** citizen of Sweden and Germany